Exhibit 10.1

AMENDMENT AND ADDENDUM TO
COLLABORATION AND SERVICES AGREEMENT

This Amendment and Addendum (the “Amendment”) to the Collaboration and Services Agreement dated November 28, 2005 (the “Agreement”) by and between Neurobiological Technologies, Inc., a Delaware corporation (“NTI”) and Neutron Ltd., a Bermuda limited company (“Neutron”), is entered into as of June 23, 2009 (the “Amendment Effective Date”) by and among NTI, Neutron, and Celtic Pharma Development Services America Inc., a Delaware corporation (“Celtic Services”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Recitals

Whereas, from and after November 28, 2005 to the Amendment Effective Date, NTI has provided to Neutron certain services in connection with the research and development of the Product pursuant to the terms and conditions of the Agreement;

Whereas, Celtic Pharma Development Services Bermuda Ltd., a Bermuda limited company (“Parent”), the sole shareholder of Celtic Services, has entered into one or more agreements whereby Parent has agreed to assume the obligations of developing and commercializing the Product on behalf of Neutron;

Whereas, Parent and Celtic Services have entered into one or more agreements whereby Parent has engaged Celtic Services to perform development services occurring in the United States for Parent;

Whereas, Parent and Neutron desire that, from and after the Amendment Effective Date, the rights and obligations of Neutron under the Agreement be assigned to, and assumed by, Celtic Services, as and to the extent set forth herein, and NTI has agreed to consent to such assignment and assumption;

Whereas, Celtic Services desires to assume the services previously performed by NTI in connection with the research and development of the Product; and

Whereas, NTI has agreed to consent to the foregoing assignment of development services from Neutron to Celtic Services and to the assumption by Celtic Services of the services previously provided by NTI.

Now, Therefore, in consideration of the above premises and the covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the parties to this Amendment (collectively, the “Parties”) hereby agree as follows:

Amendment

1. Assignment and Assumption of Agreement. From and after the Amendment Effective Date, pursuant to Section 11.1(b)(i) of the Agreement and subject to the terms and conditions contained herein, (a) Neutron hereby conveys, assigns, transfers and delivers all of its rights and obligations under the Agreement to Celtic Services, (b) Celtic Services hereby receives and accepts such rights and assumes the duties and obligations of Neutron with respect thereto, and (c) NTI hereby consents to such assignment and assumption.

2. Product Development Services. Notwithstanding anything to the contrary set forth in Article 2 of the Agreement, from the Amendment Effective Date until the Expiration Date (defined below in Section 4), NTI shall perform only those services relating to the Collaboration Work as mutually agreed between Vicky Hines on behalf of Celtic Services and David Chou on behalf of NTI (the “Amended Services”). In connection with the foregoing, the Steering Committee is hereby disbanded as of the Amendment Effective Date. The Parties hereby agree that from and after the Amendment Effective Date, (a) none of the Parties shall have any rights or obligations under Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.7, 2.10 and 2.11 of the Agreement, and such Sections shall be terminated and shall be of no further force or effect, (b) Section 2.5 shall terminate on the Expiration Date, and (c) Sections 2.8 and 2.9 of the Agreement shall continue in effect, subject to the assignment and assumption of the Agreement described in Section 1 of this Amendment. For purposes of clarification, Neutron and Celtic Services acknowledge and confirm their obligations to make available on a timely basis all information reasonably requested by NTI which may include clinical trial data, development plans and licensing terms for the Product.

3. Assignment and Assumption of Payment, Indemnity and Insurance Obligations. Notwithstanding anything to the contrary set forth herein or in the Agreement, from and after the Amendment Effective Date, all rights and obligations of Neutron pursuant to Sections 4.1 and 4.2 of the Agreement are hereby assigned to and assumed by Celtic Services and Parent.

4. Term and Termination. Notwithstanding anything to the contrary set forth in the Agreement, the term of the Agreement, as amended hereby, shall expire on June 30, 2009 (the “Expiration Date”) unless earlier terminated in accordance with Section 9.4 or Section 9.5 of the Agreement. Upon such termination, the surviving obligations of the Parties shall be as set forth in Section 9.7 of the Agreement.

5. No Other Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

6. Governing Law. This Amendment shall be construed and the respective rights and obligations of the Parties determined according to the substantive laws of the State of New York, notwithstanding any contrary conflict of laws provisions thereof.

7. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be as effective as original signatures.

In Witness Whereof, this Amendment and Addendum to Collaboration and Services Agreement has been executed by the undersigned, effective as of the date first written above.

NTI:	Neurobiological Technologies, Inc.

	By:	/s/ Matthew M. Loar

	Name:	Matthew M. Loar

	Title:	Chief Financial Officer

Neutron:	Neutron Ltd.

	By:	/s/ L.M. Rhoads

	Name:	L.M. Rhoads

	Title:	Director

Celtic Services:	Celtic Pharma Development Services America Inc.

	By:	/s/ Patrick O’Connor

	Name:	Patrick O’Connor

	Title:	CEO

Consent and Acknowledgement:

Celtic Pharma Development Services Bermuda Ltd.

	By:	/s/ L.M. Rhoads

	Name:	L. M. Rhoads

	Title:	CAO